                                                                   EXHIBIT 99(i)

                             NACCO Industries, Inc.
 Unaudited Consolidating Statement of Operations and Comprehensive Income (Loss)
                      For the Year Ended December 31, 2002
                                  (In millions)

                                                                                   NMHG
                                                         --------------------------------------------------------
                                                         Wholesale       Retail         Elims        Consolidated     Housewares
                                                         ---------      ---------     ---------      ------------     ----------
Net sales                                                $1,414.8       $  241.0      $  (68.8)       $  1,587.0       $   610.3
Other revenues                                                1.4              -             -               1.4               -
                                                         --------       --------      --------        ----------       ---------
Revenues                                                  1,416.2          241.0         (68.8)          1,588.4           610.3
Cost of sales                                             1,174.5          191.1         (70.9)          1,294.7           470.8
                                                         --------       --------      --------        ----------       ---------
Gross profit                                                241.7           49.9           2.1             293.7           139.5
Selling, general and administrative expenses                180.5           55.8          (1.8)            234.5            98.6
Restructuring charges                                        12.3              -             -              12.3               -
Loss on sale of dealers                                         -            1.2             -               1.2               -
                                                         --------       --------      --------        ----------       ---------
Operating profit (loss)                                      48.9           (7.1)          3.9              45.7            40.9
Other income (expense)
  Interest expense                                          (25.9)          (3.1)         (4.9)            (33.9)           (8.1)
  Loss on interest rate swap agreements                      (5.7)             -             -              (5.7)           (0.8)
  Closed mine obligations                                       -              -             -                 -               -
  Income (loss) from unconsolidated affiliates                0.5              -             -               0.5               -
  Other-net                                                   1.7            1.5             -               3.2            (2.0)
                                                         --------       --------      --------        ----------       ---------
                                                            (29.4)          (1.6)         (4.9)            (35.9)          (10.9)
                                                         --------       --------      --------        ----------       ---------
Income (loss) before income taxes, minority interest
  and extraordinary loss                                     19.5           (8.7)         (1.0)              9.8            30.0
Income tax provision (benefit)                               (0.8)          (0.2)         (0.3)             (1.3)           12.2
                                                         --------       --------      --------        ----------       ---------
Income (loss) before minority interest
  and extraordinary loss                                     20.3           (8.5)         (0.7)             11.1            17.8
Minority interest income                                      1.2              -             -               1.2               -
                                                         --------       --------      --------        ----------       ---------
Income (loss) before extraordinary loss                      21.5           (8.5)         (0.7)             12.3            17.8
Extraordinary loss                                              -              -             -                 -               -
                                                         --------       --------      --------        ----------       ---------
Net income (loss)                                        $   21.5       $   (8.5)     $   (0.7)       $     12.3       $    17.8
                                                         ========       ========      ========        ==========       =========
Change in comprehensive income (loss)                         1.8            1.2             -               3.0            (6.0)
                                                         --------       --------      --------        ----------       ---------
Comprehensive income (loss)                              $   23.3       $   (7.3)     $   (0.7)       $     15.3       $    11.8
                                                         ========       ========      ========        ==========       =========

                                                                      NACoal
                                                      ---------------------------------------
                                                         Project      NACoal
                                                         Mining      Excl Proj                   NACCO &                   NACCO
                                                      Subsidiaries     Mines     Consolidated     Other       Elims    Consolidated
                                                      ------------   ---------   ------------    --------     ------   ------------
Net sales                                               $   263.1     $  77.2      $  340.3      $     -      $   -     $  2,537.6
Other revenues                                                  -         9.0           9.0          0.1          -           10.5
                                                        ---------     -------      --------      -------      -----     ----------
Revenues                                                    263.1        86.2         349.3          0.1          -        2,548.1
Cost of sales                                               217.6        64.5         282.1          0.2          -        2,047.8
                                                        ---------     -------      --------      -------      -----     ----------
Gross profit                                                 45.5        21.7          67.2         (0.1)         -          500.3
Selling, general and administrative expenses                  3.1        14.0          17.1          4.8          -          355.0
Restructuring charges                                           -           -             -            -          -           12.3
Loss on sale of dealers                                         -           -             -            -          -            1.2
                                                        ---------     -------      --------      -------      -----     ----------
Operating profit (loss)                                      42.4         7.7          50.1         (4.9)         -          131.8
Other income (expense)
  Interest expense                                          (16.7)      (11.1)        (27.8)           -        0.5          (69.3)
  Loss on interest rate swap agreements                         -           -             -            -          -           (6.5)
  Closed mine obligations                                       -           -             -         (1.3)         -           (1.3)
  Income (loss) from unconsolidated affiliates                  -           -             -            -          -            0.5
  Other-net                                                   0.4        (0.9)         (0.5)         4.3       (0.5)           4.5
                                                        ---------     -------      --------      -------      -----     ----------
                                                            (16.3)      (12.0)        (28.3)         3.0          -          (72.1)
                                                        ---------     -------      --------      -------      -----     ----------
Income (loss) before income taxes, minority interest
  and extraordinary loss                                     26.1        (4.3)         21.8         (1.9)         -           59.7
Income tax provision (benefit)                                4.2        (2.0)          2.2         (1.8)         -           11.3
                                                        ---------     -------      --------      -------      -----     ----------
Income (loss) before minority interest
  and extraordinary loss                                     21.9        (2.3)         19.6         (0.1)         -           48.4
Minority interest income                                        -           -             -            -          -            1.2
                                                        ---------     -------      --------      -------      -----     ----------
Income (loss) before extraordinary loss                      21.9        (2.3)         19.6         (0.1)         -           49.6
Extraordinary loss                                              -           -             -         (7.2)         -           (7.2)
                                                        ---------     -------      --------      -------      -----     ----------
Net income (loss)                                       $    21.9     $  (2.3)     $   19.6      $  (7.3)     $   -     $     42.4
                                                        =========     =======      ========      =======      =====     ==========
Change in comprehensive income (loss)                        (0.3)       (1.3)         (1.6)           -          -           (4.6)
                                                        ---------     -------      --------      -------      -----     ----------
Comprehensive income (loss)                             $    21.6     $  (3.6)     $   18.0      $  (7.3)     $   -     $     37.8
                                                        =========     =======      ========      =======      =====     ==========
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